UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

THE PRUDENTIAL EMPLOYEE SAVINGS PLAN

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective June 25, 2013, Bazilio Cobb Associates resigned as the independent registered public accounting firm of The Prudential Employee Savings Plan (the “Plan”). The resignation of Bazilio Cobb Associates was accepted by the Administrative Committee of the Plan on June 25, 2013. The Plan has not yet engaged a new independent registered public accounting firm.

The reports of Bazilio Cobb Associates on the Plan’s financial statements for the fiscal years ended December 31, 2011 and December 31, 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2011 and December 31, 2012 and through June 25, 2013, there have been (1) no disagreements with Bazilio Cobb Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Bazilio Cobb Associates would have caused it to make reference thereto in its reports on the Plan’s financial statements for such years, and (2) no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Plan has requested that Bazilio Cobb Associates furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Bazilio Cobb Associates agrees with the above statements. A copy of such letter dated June 25, 2013 from Bazilio Cobb Associates is being filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter dated June 25, 2013 from Bazilio Cobb Associates to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2013

THE PRUDENTIAL EMPLOYEE SAVINGS PLAN

By:	/s/ Kevin Prue
	Name:	Kevin Prue
	Title:	Vice President, Human Resources and Chairperson of the Administrative Committee of the Plan

Exhibit Index

Exhibit No.	Description

16.1	Letter dated June 25, 2013 from Bazilio Cobb Associates to the Securities and Exchange Commission.